EXHIBIT 23.2
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 31, 2002, accompanying the consolidated financial statements of FNB Bancorp and Subsidiary appearing in the Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

San Francisco, California
June 16, 2003


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